SFX BROADCASTING, INC.
                               OFFER TO EXCHANGE
             10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B
                      FOR ANY AND ALL OF ITS OUTSTANDING
             10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A


TO OUR CLIENTS:

         Enclosed for your consideration is a Prospectus, dated _________, 1996 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of SFX Broadcasting, Inc. (the "Company") to exchange (the "Exchange Offer") $1,000 principal amount of its 10 3/4% Senior Subordinated Notes due 2006, Series B (the "Series B Notes"), which exchange has been registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the Prospectus is part for each $1,000 principal amount of its outstanding 10 3/4% Senior Subordinated Notes due 2006, Series A (the "Series A Notes") of which $450.0 million in aggregate principal amount are outstanding as of the date hereof. The Exchange Offer is made upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated May 31, 1996, among the Company and BT Securities Corporation, Goldman, Sachs & Co. and Lehman Brothers, Inc. (the "Initial Purchasers").

         This material is being forwarded to you as the beneficial owner of the Series A Notes carried by us in your account but not registered in your name. A tender of such Series A Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series A Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Series A Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 1996. Series A Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

         1. The Exchange Offer is for any and all of the outstanding Series A Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

         3. Any transfer taxes incident to the transfer of Series A Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

         4. The Exchange Offer expires at 5:00 p.m., New York City time, on __________, 1996, unless extended by the Company, provided it may not be extended beyond _________, 1996.

         If you wish to have us tender your Series A Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SERIES A NOTES.

                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER



         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by SFX Broadcasting, Inc. with respect to its Series A Notes.

         This will instruct you to tender the Series A Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Series A Notes held by you for my account as indicated below:

                                                                              PRINCIPAL AMOUNT  OF
                                                                               SERIES A NOTES

10 3/4% Senior Subordinated Notes due
        2006, Series A.........................           ______________________________________________

[ ]   Please do not tender any Series A Notes
      held by you for my account.

Dated:_____________________________, 1996                 __________________________________________________

                                                          --------------------------------------------------
                                                                                Signature(s)

                                                          --------------------------------------------------

                                                          --------------------------------------------------

                                                          --------------------------------------------------
                                                                          Please print name(s) here

                                                          --------------------------------------------------

                                                          --------------------------------------------------
                                                                                 Address(es)

                                                          --------------------------------------------------

                                                          --------------------------------------------------
                                                                       Area Code and Telephone Number

                                                          --------------------------------------------------
                                                                Tax Identification or Social Security No(s).


         None of the Series A Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Series A Notes held by us for your account.